Insight Q4 2019 Results, Page 1	February 12, 2020

Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

Insight Enterprises, Inc. Reports FOURTH QUARTER AND

RECORD FULL YEAR 2019 Results

TEMPE, AZ – February 12, 2020 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2019.  Highlights include:

•	Net sales increased 31% year over year to $2.3 billion for the fourth quarter and 9% year over year to $7.7 billion for the full year
•	Gross profit increased 33% year over year to $338.0 million for the fourth quarter and 15% year over year to $1.1 billion for the full year
•	Diluted earnings per share of $1.20 decreased 8% for the fourth quarter year to year and diluted earnings per share of $4.43 decreased 3% for the full year compared to the prior year
•

Adjusted diluted earnings per share of $1.57 increased 11% year over year for the fourth quarter and Adjusted diluted earnings per share of $5.42 increased 9% for the full year compared to the prior year

In the fourth quarter of 2019, net sales increased 31%, gross profit increased 33% and gross margin increased 20 basis points compared to the fourth quarter of 2018.  The increases are primarily the result of our acquisition of PCM, Inc. (“PCM”) on August 30, 2019. Earnings from operations increased 14% and diluted earnings per share decreased 8%, year to year, primarily as a result of acquisition-related and severance and restructuring expenses incurred in the fourth quarter of 2019 while Adjusted diluted earnings per share increased 11% compared to the same period in the prior year.

“Our fourth quarter results reflect the scale and momentum in our business leading to another record year for our company,” stated Ken Lamneck, President and Chief Executive Officer.  “In the fourth quarter of 2019 we continued to execute against our strategy to deliver IT solutions to our clients globally, leading with services and solutions that drive business outcomes for our clients.  In addition, we focused on bringing PCM teammates into the Insight organization and executed against our integration plans while delivering solid financial results,” stated Lamneck.

For the full year 2019, consolidated net sales were $7.7 billion, up 9% year over year, reflecting strong growth in services, including higher volume net sales of cloud solutions offerings and software maintenance, and the addition of PCM.  Gross profit increased 15%, year over year, with gross margins increasing 70 basis points to 14.7% for the full year.  Earnings from operations grew 3%, year over year to $240.6 million.

“The team’s focus on improving product mix and expanding our services offerings, drove gross profit growth faster than sales, year over year, and improved gross margin to 14.7%, a new record for the company,” stated Lamneck. ”Top line growth and gross margin expansion combined with continued expense discipline drove a fourth consecutive year of double-digit growth in adjusted earnings from operations,” stated Lamneck.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 2	February 12, 2020

KEY HIGHLIGHTS

Results for the Quarter:

•	Consolidated net sales for the fourth quarter of 2019 of $2.3 billion increased 31% year over year compared to the fourth quarter of 2018, primarily as a result of our acquisition of PCM.
•	Net sales in North America increased 38% year over year to $1.9 billion;
•	Net sales in EMEA increased 9% year over year to $401.6 million; and
•	Net sales in APAC decreased 5% year to year to $34.4 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 32% year over year, with an increase in net sales in North America and EMEA of 38% and 11%, respectively, year over year, partially offset by a decrease in net sales in APAC of 2%, year to year.

•	Consolidated gross profit increased 33% to $338.0 million compared to the fourth quarter of 2018, with consolidated gross margin expanding 20 basis points to 14.7% of net sales.
•	Gross profit in North America increased 44% year over year to $270.8 million (14.6% gross margin);
•	Gross profit in EMEA increased 3% year over year to $57.8 million (14.4% gross margin); and
•	Gross profit in APAC decreased 10% year to year to $9.4 million (27.4% gross margin).
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 34%, year over year, with gross profit growth in North America and EMEA of 44% and 4%, respectively, year over year, partially offset by a decrease in gross profit in APAC of 7%, year to year.

•	Consolidated earnings from operations increased 14% compared to the fourth quarter of 2018 to $67.0 million, or 2.9% of net sales.
•	Earnings from operations in North America increased 24% year over year to $54.9 million, or 2.9% of net sales;
•	Earnings from operations in EMEA decreased 8% year over year to $10.2 million, or 2.5% of net sales; and
•	Earnings from operations in APAC decreased 39% year to year to $2.0 million, or 5.7% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 15% year over year, with an increase in earnings from operations in North America of 23%, year over year, partially offset by a decline in earnings from operations in EMEA and APAC of 7% and 38%, respectively, year to year.

•	Consolidated net earnings and diluted earnings per share for the fourth quarter of 2019 were $43.0 million and $1.20, respectively, at an effective tax rate of 22.7%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the fourth quarter of 2019 were $56.2 million and $1.57, respectively.

Results for the Year:

•	Consolidated net sales of $7.7 billion for 2019 increased 9% compared to 2018.
•	Net sales in North America increased 12% year over year to $6.0 billion;
•	Net sales in EMEA remained flat at $1.5 billion; and
•	Net sales in APAC decreased 4% year to year to $180.2 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 11% year over year, with growth in net sales in North America, EMEA and APAC of 12%, 5% and 2%, respectively, year over year.

•	Consolidated gross profit of $1.1 billion increased 15% compared to 2018, with consolidated gross margin expanding 70 basis points to 14.7% of net sales.
•	Gross profit in North America increased 19% year over year to $871.1 million (14.5% gross margin);
•	Gross profit in EMEA increased 3% year over year to $227.1 million (14.9% gross margin); and
•	Gross profit in APAC increased 1% year over year to $39.9 million (22.1% gross margin).
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 16% year over year, with gross profit growth in North America, EMEA and APAC of 19%, 8% and 6%, respectively, year over year.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 3	February 12, 2020

•	Consolidated earnings from operations increased 3% compared to 2018 to $240.6 million, or 3.1% of net sales.
•	Earnings from operations in North America increased 3% year over year to $190.5 million, or 3.2% of net sales;
•	Earnings from operations in EMEA increased 7% year over year to $39.8 million, or 2.6% of net sales; and
•	Earnings from operations in APAC decreased 1% year to year to $10.4 million, or 5.7% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations also increased 4% year over year, with earnings from operations growth in North America, EMEA and APAC of 3%, 11% and 3%, respectively, year over year.

•

Adjusted consolidated earnings from operations increased 11% year over year to $281.8 million, or 3.6% of net sales for 2019. Adjusted earnings from operations grew in North America and EMEA by 14% and 4%, respectively, year over year.  Adjusted earnings from operations declined in APAC by 3%, year to year.

•	Consolidated net earnings and diluted earnings per share for 2019 were $159.4 million and $4.43, respectively, at an effective tax rate of 24.7%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for 2019 were $194.8 million and $5.42, respectively.

In discussing financial results for the three and twelve months ended December 31, 2019 and 2018 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

guidance

For the full year 2020, the Company expects to deliver sales growth in the 20 to 25% range, including the results of PCM, and Adjusted diluted earnings per share is expected to be between $6.55 and $6.65.

This outlook assumes:

•	interest expense between $35 million and $40 million;
•	an effective tax rate of 25% to 26%;
•	capital expenditures of $55 million to $60 million, including approximately $35 million for the build out of our corporate headquarters; and
•	an average share count of approximately 36.0 million shares.

This outlook does not reflect the repurchase of any shares of the Company’s common stock, excludes acquisition-related expenses, excludes severance and restructuring expenses incurred, excludes amortization of intangible assets of approximately $37 million, and excludes amortization of convertible debt discount and issuance costs of approximately $12 million.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings and diluted earnings per share.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2020 forecast.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 4	February 12, 2020

Conference Call and Webcast

The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss fourth quarter and full year 2019 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To listen to the live web cast by telephone, call 1-877-524-8416 if located in the U.S., 412-902-1028 for international callers, and enter the access code 13698319.

Use of NON-GAAP Financial Measures

The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) amortization of intangible assets, (iv) impairment of property and equipment, and (v) the tax effects of each of these items, as applicable. Adjusted consolidated net earnings and Adjusted diluted earnings per share also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted free cash flow is the Company’s net cash provided or used by operating activities adjusted for (i) purchases of property and equipment and (ii) the net borrowings or repayments under the inventory financing facilities.  Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) impairment of construction in progress, and (iv) the tax effects of each of these items, as applicable.

Insight has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Insight has made.  The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore Insight is excluding amortization of acquired intangible assets from its non-GAAP financial measures, as indicated above, to provide investors with a more consistent basis for comparing pre- and post-acquisition operating results.

These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 5	February 12, 2020

Financial Summary Table

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	change	2019	2018	change
Insight Enterprises, Inc.
Net sales:
Products	$2,002,234	$1,525,050	31%	$6,732,121	$6,249,938	8%
Services	$294,922	$223,996	32%	$999,069	$830,198	20%
Total net sales	$2,297,156	$1,749,046	31%	$7,731,190	$7,080,136	9%
Gross profit	$337,982	$254,164	33%	$1,138,098	$993,718	15%
Gross margin	14.7%	14.5%	20 bps	14.7%	14.0%	70 bps
Selling and administrative expenses	$266,970	$194,790	37%	$880,737	$756,529	16%
Severance and restructuring expenses	$1,713	$715	> 100%	$5,425	$3,424	58%
Acquisition-related expenses	$2,283	$—	> 100%	$11,342	$282	> 100%
Earnings from operations	$67,016	$58,659	14%	$240,594	$233,483	3%
Net earnings	$42,950	$47,041	(9%)	$159,407	$163,677	(3%)
Diluted earnings per share	$1.20	$1.31	(8%)	$4.43	$4.55	(3%)

North America
Net sales:
Products	$1,615,595	$1,169,924	38%	$5,227,490	$4,723,071	11%
Services	$245,600	$174,452	41%	$796,815	$639,910	25%
Total net sales	$1,861,195	$1,344,376	38%	$6,024,305	$5,362,981	12%
Gross profit	$270,804	$187,480	44%	$871,114	$732,695	19%
Gross margin	14.6%	13.9%	70 bps	14.5%	13.7%	80 bps
Selling and administrative expenses	$211,933	$142,453	49%	$664,374	$545,091	22%
Severance and restructuring expenses	$1,686	$583	> 100%	$4,946	$1,617	> 100%
Acquisition-related expenses	$2,283	$—	> 100%	$11,342	$282	> 100%
Earnings from operations	$54,902	$44,444	24%	$190,452	$185,705	3%

Sales Mix			**			**
Hardware	67%	66%	42%	66%	67%	10%
Software	20%	21%	27%	21%	21%	14%
Services	13%	13%	41%	13%	12%	25%
	100%	100%	38%	100%	100%	12%

EMEA
Net sales:
Products	$364,713	$332,244	10%	$1,376,678	$1,390,008	(1%)
Services	$36,874	$36,147	2%	$149,966	$140,233	7%
Total net sales	$401,587	$368,391	9%	$1,526,644	$1,530,241	—
Gross profit	$57,759	$56,219	3%	$227,083	$221,467	3%
Gross margin	14.4%	15.3%	(90 bps)	14.9%	14.5%	40 bps
Selling and administrative expenses	$47,592	$45,087	6%	$186,957	$182,470	2%
Severance and restructuring expenses	$6	$132	(95%)	$334	$1,677	(80%)
Earnings from operations	$10,161	$11,000	(8%)	$39,792	$37,320	7%

Sales Mix			**			**
Hardware	43%	40%	16%	41%	43%	(5%)
Software	48%	50%	5%	49%	48%	2%
Services	9%	10%	2%	10%	9%	7%
	100%	100%	9%	100%	100%	—

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 6	February 12, 2020

Financial Summary Table (continued)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	change	2019	2018	change
APAC
Net sales:
Products	$21,926	$22,882	(4%)	$127,953	$136,859	(7%)
Services	$12,448	$13,397	(7%)	$52,288	$50,055	4%
Total net sales	$34,374	$36,279	(5%)	$180,241	$186,914	(4%)
Gross profit	$9,419	$10,465	(10%)	$39,901	$39,556	1%
Gross margin	27.4%	28.8%	(140 bps)	22.1%	21.2%	90 bps
Selling and administrative expenses	$7,445	$7,250	3%	$29,406	$28,968	2%
Severance and restructuring expenses	$21	$—	> 100%	$145	$130	12%
Earnings from operations	$1,953	$3,215	(39%)	$10,350	$10,458	(1%)

Sales Mix			**			**
Hardware	27%	19%	32%	19%	16%	19%
Software	37%	44%	(20%)	52%	57%	(13%)
Services	36%	37%	(7%)	29%	27%	4%
	100%	100%	(5%)	100%	100%	(4%)

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 7	February 12, 2020

Forward-Looking Information

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including the Company’s expected 2020 financial results, sales growth and Adjusted diluted earnings per share for the full year 2020, and the assumptions relating thereto, as well as the Company’s anticipated effective tax rate, capital expenditures, expected average share count, the Company’s expectations regarding cash flow, and the Company’s expectations about future benefits relating to the PCM integration, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, in “Cautionary Note Regarding Forward-looking Statements” in the Company’s Current Report on Form 8-K filed on June 24, 2019, and in the Company’s subsequent filings with the Securities and Exchange Commission:

•	actions of our competitors, including manufacturers and publishers of products we sell;
•

our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and the requirements year over year;

•	changes in the IT industry and/or rapid changes in technology;
•	risks associated with the integration and operation of acquired businesses, including achievement of expected benefits;
•	possible significant fluctuations in our future operating results as well as seasonality and variability in customer demands;
•	the risks associated with our international operations;
•	general economic conditions, economic uncertainties and changes in geopolitical conditions;
•	increased debt and interest expense and decreased availability of funds under our financing facilities;
•	cyberattacks or breaches of data privacy and security regulations;
•	disruptions in our IT systems and voice and data networks;
•	failure to comply with the terms and conditions of our commercial and public sector contracts;
•	legal proceedings, including PCM related litigation, client audits and failure to comply with laws and regulations;
•	accounts receivable risks, including increased credit loss experience or extended payment terms with our clients;
•	our reliance on independent shipping companies;
•	our dependence on certain key personnel;
•	natural disasters or other adverse occurrences;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	intellectual property infringement claims and challenges to our registered trademarks and trade names;
•	our substantial indebtedness;
•	the conditional conversion feature of the notes, if triggered, may adversely affect the Company’s financial condition and operating results;
•	the accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on the Company’s reported financial results;
•	future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock; and
•	the Company is subject to counterparty risk with respect to the convertible note hedge transactions.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission.  Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Finance
	Tel. 480.333.3390	Tel. 480.333.3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 8	February 12, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales:
Products	$2,002,234	$1,525,050	$6,732,121	$6,249,938
Services	294,922	223,996	999,069	830,198
Total net sales	2,297,156	1,749,046	7,731,190	7,080,136
Costs of goods sold:
Products	1,809,896	1,392,219	6,125,360	5,711,400
Services	149,278	102,663	467,732	375,018
Total costs of goods sold	1,959,174	1,494,882	6,593,092	6,086,418
Gross profit	337,982	254,164	1,138,098	993,718
Operating expenses:
Selling and administrative expenses	266,970	194,790	880,737	756,529
Severance and restructuring expenses, net	1,713	715	5,425	3,424
Acquisition-related expenses	2,283	—	11,342	282
Earnings from operations	67,016	58,659	240,594	233,483
Non-operating (income) expense:
Interest expense, net	11,897	5,141	28,478	21,737
Other (income) expense, net	(458)	(1,194)	400	(156)
Earnings before income taxes	55,577	54,712	211,716	211,902
Income tax expense	12,627	7,671	52,309	48,225
Net earnings	$42,950	$47,041	$159,407	$163,677

Net earnings per share:
Basic	$1.22	$1.33	$4.49	$4.60
Diluted	$1.20	$1.31	$4.43	$4.55

Shares used in per share calculations:
Basic	35,259	35,480	35,538	35,586
Diluted	35,755	35,999	35,959	36,009

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 9	February 12, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$114,668	$142,655
Accounts receivable, net	2,511,383	1,931,736
Inventories	190,833	148,503
Other current assets	231,148	115,683
Total current assets	3,048,032	2,338,577

Property and equipment, net	130,907	72,954
Goodwill	415,149	166,841
Intangible assets, net	278,584	112,179
Other assets	305,507	85,396
	$4,178,179	$2,775,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,275,957	$978,104
Accounts payable – inventory financing facilities	253,676	304,130
Accrued expenses and other current liabilities	352,204	253,033
Current portion of long-term debt	1,691	1,395
Total current liabilities	1,883,528	1,536,662

Long-term debt	857,673	195,525
Deferred income taxes	44,633	683
Other liabilities	232,027	56,088
	3,017,861	1,788,958
Stockholders’ equity:
Preferred stock	—	—
Common stock	353	355
Additional paid-in capital	357,032	323,622
Retained earnings	841,097	704,665
Accumulated other comprehensive loss – foreign currency translation adjustments	(38,164)	(41,653)
Total stockholders’ equity	1,160,318	986,989
	$4,178,179	$2,775,947

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 10	February 12, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net earnings	$159,407	$163,677
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46,209	37,458
Provision for losses on accounts receivable	5,079	4,776
Non-cash stock-based compensation	16,011	15,355
Deferred income taxes	7,418	9,126
Other adjustments	11,546	3,929
Changes in assets and liabilities:
Increase in accounts receivable	(118,971)	(46,883)
Decrease in inventories	11,944	46,534
(Increase) decrease in other assets	(129,745)	12,424
(Decrease) increase in accounts payable	(612)	29,844
Increase in accrued expenses and other liabilities	119,590	16,407
Net cash provided by operating activities	127,876	292,647
Cash flows from investing activities:
Acquisitions, net of cash and cash equivalents acquired	(664,287)	(74,938)
Purchases of property and equipment	(69,086)	(17,251)
Proceeds from sale of foreign entity	—	479
Net cash used in investing activities	(733,373)	(91,710)
Cash flows from financing activities:
Borrowings on senior revolving credit facility	242,936	569,232
Repayments on senior revolving credit facility	(242,936)	(686,732)
Borrowings on ABL revolving credit facility	1,680,515	—
Repayments on ABL revolving credit facility	(1,130,544)	—
Borrowings on accounts receivable securitization financing facility	2,364,500	3,357,000
Repayments on accounts receivable securitization financing facility	(2,558,500)	(3,188,000)
Repayments under Term Loan A	—	(166,250)
Net repayments under inventory financing facilities	(50,454)	(15,338)
Proceeds from issuance of convertible senior notes	341,250	—
Proceeds from issuance of warrants	34,440	—
Purchase of hedge related to convertible senior notes	(66,325)	—
Repurchases of treasury stock	(27,899)	(22,069)
Other payments	(9,396)	(6,871)
Net cash provided by (used in) financing activities	577,587	(159,028)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(86)	(5,061)
(Decrease) increase in cash, cash equivalents and restricted cash	(27,996)	36,848
Cash, cash equivalents and restricted cash at beginning of period	144,293	107,445
Cash, cash equivalents and restricted cash at end of period	$116,297	$144,293

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 11	February 12, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$67,016	$58,659	$240,594	$233,483
Severance and restructuring expenses	1,713	715	5,425	3,424
Acquisition-related expenses	2,283	—	11,342	282
Amortization of intangible assets	9,395	4,338	22,985	15,737
Impairment of property and equipment	1,501	—	1,501	—
Adjusted non-GAAP consolidated EFO	$81,908	$63,712	$281,847	$252,926

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$42,950	$47,041	$159,407	$163,677
Severance and restructuring expenses	1,713	715	5,425	3,424
Acquisition-related expenses	2,283	—	11,342	282
Amortization of intangible assets	9,395	4,338	22,985	15,737
Impairment of property and equipment	1,501	—	1,501	—
Amortization of debt discount and issuance costs	2,825	—	4,223	—
Income taxes on non-GAAP adjustments	(4,485)	(1,277)	(10,073)	(4,767)
Adjusted non-GAAP consolidated net earnings	$56,182	$50,817	$194,810	$178,353

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.20	$1.31	$4.43	$4.55
Severance and restructuring expenses	0.05	0.02	0.15	0.09
Acquisition-related expenses	0.06	—	0.32	0.01
Amortization of intangible assets	0.27	0.12	0.64	0.43
Impairment of property and equipment	0.04	—	0.04	—
Amortization of debt discount and issuance costs	0.08	—	0.12	—
Income taxes on non-GAAP adjustments	(0.13)	(0.04)	(0.28)	(0.13)
Adjusted non-GAAP diluted EPS	$1.57	$1.41	$5.42	$4.95

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$54,902	$44,444	$190,452	$185,705
Severance and restructuring expenses	1,686	583	4,946	1,617
Acquisition-related expenses	2,283	—	11,342	282
Amortization of intangible assets	8,659	4,121	21,696	14,791
Impairment of property and equipment	1,501	—	1,501	—
Adjusted non-GAAP EFO from North America segment	$69,031	$49,148	$229,937	$202,395

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$10,161	$11,000	$39,792	$37,320
Severance and restructuring expenses	6	132	334	1,677
Amortization of intangible assets	623	69	828	285
Adjusted non-GAAP EFO from EMEA segment	$10,790	$11,201	$40,954	$39,282

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2019 Results, Page 12	February 12, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to NON-GAAP Financial Measures (Continued)

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$1,953	$3,215	$10,350	$10,458
Severance and restructuring expenses	21	—	145	130
Amortization of intangible assets	113	148	461	661
Adjusted non-GAAP EFO from APAC segment	$2,087	$3,363	$10,956	$11,249

	Twelve Months Ended December 31,
	2019	2018
Adjusted return on invested capital:
GAAP consolidated EFO	$240,594	$233,483
Severance and restructuring expenses	5,425	3,424
Acquisition-related expenses	11,342	282
Impairment of construction in progress	1,501	—
Adjusted non-GAAP consolidated EFO *	258,862	237,189
Income tax expense**	71,187	65,227
Adjusted non-GAAP consolidated EFO, net of tax	$187,675	$171,962
Average stockholders’ equity***	$1,071,346	$912,111
Average debt***	410,976	240,504
Average cash***	(126,956)	(141,580)
Invested Capital	$1,355,366	$1,011,035

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	12.87%	16.74%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	13.85%	17.01%

*

The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation does not exclude amortization of intangible assets.  This calculation remains consistent with the metric utilized in management’s compensation plan.

**	Assumed tax rate of 27.5% for 2019 and 2018.
***	Average of previous five quarters.
****	Computed as GAAP consolidated EFO, net of tax of $66,163 and $64,208 for the twelve months ended December 31, 2019 and 2018, respectively, divided by invested capital.
*****	Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958